UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 19, 2007

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) As previously announced, the Audit Committee (the “Audit Committee”) of the Board of Directors of Black Box Corporation (the “Company”), with the assistance of outside legal counsel, is conducting an independent review of the Company’s historical stock option grant practices and related accounting for stock option grants during the period from 1992 to the present. On February 1, 2007, the Company announced that, while the review of option grant practices was continuing, it believed that it would need to record additional non-cash charges for stock-based compensation expense relating to certain stock option grants and, accordingly, cautioned investors about relying on its historical financial statements until the Company could determine with certainty whether a restatement would be required and, if so, the extent of any such restatement and the periods affected.
     Although the Audit Committee has not yet completed its review, the Audit Committee has concluded that the exercise price of certain stock option grants differed from the fair market value of the underlying shares on the appropriate measurement date. Although the review of option practices is ongoing, Company management and the Audit Committee currently expect that the Company’s additional non-cash, pre-tax charges for stock-based compensation expense relating to certain stock option grants will approximate $63 million for the period under review. In addition, the Company and the Audit Committee have now concluded that the Company will need to restate its previously issued financial statements contained in reports previously filed by the Company with the Securities and Exchange Commission (the “SEC”). The Company continues to expect that any such restatement will not have a material impact on its earnings for the fiscal year ending March 31, 2007.
     Accordingly, on March 19, 2007, Company management and the Audit Committee concluded that the Company’s previously issued financial statements and other historical financial information and related disclosures for the period under review, including applicable reports of its current or former independent registered public accounting firms and related press releases, should not be relied upon.
     The Company will prepare and file with the SEC, as soon as practical after completion of the ongoing review of option practices, any necessary reports or amendments to previous SEC filings as well as its Form 10-Q for the fiscal quarter ended December 30, 2006.
     Company management and the Audit Committee have discussed the matters in this filing pursuant to Item 4.02(a) with BDO Seidman, LLP, the Company’s independent registered public accounting firm.
     This Form 8-K contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including those that involve the risks, uncertainties and potential consequences relating to the findings of and any recommendations relating to the ongoing independent review by the Audit Committee regarding the Company’s historical stock option grant practices, the restatement of the Company’s financial statements, the filing of the delinquent report on Form 10-Q and the filing with the SEC of necessary restatements and amended filings. Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the fact that they use words such as “should,”

“anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing of the completion and results of the independent review of the Company’s historical stock option grant practices by the Audit Committee, the process of restating the Company’s financial statements and filing reports with the SEC, the outcome of the informal SEC inquiry into the Company’s historical stock option grant practices and the disposition of the pending shareholder derivative action relating to such practices. We can give no assurance that any goal, plan, date or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: March 20, 2007	By:	/s/ Michael McAndrew
Michael McAndrew
Chief Financial Officer, Treasurer and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 20, 2007